We have issued our report dated February 9, 2001, accompanying the financial statements included in the Annual Report of Interlott Technologies, Inc. on Form 10-K for the year ended December 31, 2000. We hereby consent to the incorporation by reference of said report in the Registration Statements of Interlott Technologies, Inc. on Form S-8 (No. 33-78092 and No. 333-39374).


                                     /s/GRANT THORNTON LLP
                                     --------------------------------------
                                     Grant Thornton LLP
                                     Certified Public Accountants

Cincinnati, Ohio
March 27, 2001